EXHIBIT  23.1




ACCOUNTANTS'  CONSENT



The  Board  of  Directors
I-Sites,  Inc.
Miami,  Florida

     We consent to the use of our report dated March 14, 2003 relating to the balance sheets as of December 31, 2002 and 2001 and the related statements of operations, stockholders equity and cash flows for the fiscal years ended December 31, 2002 and 2001 and the period from April 9, 1999 (inception) to December 31, 2002, and to the use of our name under the caption of "Experts" in the Registration Statement on Form SB-2 of I-Sites, Inc.


Siegelaub,  Lieberman  &  Associates,  P.A.
Coral  Springs,  Florida
April  30,  2003